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                                                                    EXHIBIT 99.1
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          Proxy Card

          TELEBEAM, INCORPORATED
          REVOCABLE PROXY


          SPECIAL MEETING OF STOCKHOLDERS
          January 31, 2000


          The undersigned hereby appoints Ara M. Kervandjian and Heidi A. Nicholas, and each of them with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of TeleBeam, Incorporated which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at The Sleep Inn, 111 Village Drive, State College, Pennsylvania 16801 on Monday, January 31, 2000, at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

       VOTING INSTRUCTIONS: Mark your vote with an "X" (FOR, AGAINST, ABSTAIN) in the box below.

                                                    FOR     AGAINST    ABSTAIN
                                                    ---     -------    -------

1. The approval of the Amended and Restated Agreement and Plan of Merger, dated as of November 12, 1999
          (the "Merger Agreement") among TeleBeam, Incorporated, Conestoga Enterprises, Inc. and TE Merger Corporation.


          The Board of Directors recommends a vote "FOR" the listed proposition.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT; PROVIDED, HOWEVER THAT IF THIS PROXY IS VOTED AGAINST THE MERGER
          --------
AGREEMENT, THIS PROXY MAY NOT BE VOTED IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING SO THAT ADDITIONAL VOTES IN FAVOR OF THE MERGER AGREEMENT MAY BE SOLICITED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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          The undersigned may revoke this proxy prior to its exercise by filing a subsequent proxy or a duly executed revocation with the Secretary.

          The undersigned acknowledges receipt from TeleBeam, Incorporated prior to the execution of this proxy of Notice of the Meeting and a Proxy Statement/Prospectus dated as of January 3, 2000.

  New ID:

     Note: Please sign exactly as name appears hereon.

   _________________________             _____________________________
   PRINT NAME OF STOCKHOLDER               PRINT NAME OF STOCKHOLDER



   _________________________             _____________________________
   SIGNATURE OF STOCKHOLDER                SIGNATURE OF STOCKHOLDER

   Dated:___________________




PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     Note: Please sign exactly as anme appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign. If corporaton or partnership, please sign in full corporate name by authorized officer or in partnership name by authorized person.